UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2003

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 863-1000

Item 5. Other Events

On June 12, 2003, Wyndham International, Inc., a Delaware corporation (the “Company”), issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into a mortgage loan agreement, dated June

11, 2003, between Lehman ALI, Inc. and the Company’s subsidiaries that are party thereto, and a mezzanine loan agreement, dated June 11, 2003, between LBREP Wyndham Mezzanine, LLC and the Company’s subsidiaries that are party thereto. A copy of the mortgage loan agreement is attached hereto as Exhibit 99.2, and a copy of the mezzanine loan agreement is attached hereto as Exhibit 99.3. Exhibits 99.1, 99.2 and 99.3 are each hereby incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

The following Exhibits are filed herewith:

99.1	Press Release.

99.2	Mortgage Loan Agreement, dated June 11, 2003, between Lehman ALI, Inc. and the Company’s subsidiaries that are party thereto.

99.3	Mezzanine Loan Agreement, dated June 11, 2003, between LBREP Wyndham Mezzanine, LLC and the Company’s subsidiaries that are party thereto.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/s/ RICHARD A. SMITH
Richard A. Smith, Executive Vice President and Chief Financial Officer

Date: July 18, 2003

EXHIBIT INDEX

Exhibit Number		Description

99.1	*	Press Release.

99.2	*	Mortgage Loan Agreement, dated June 11, 2003, between Lehman ALI, Inc. and the Company’s subsidiaries that are party thereto.

99.3	*	Mezzanine Loan Agreement, dated June 11, 2003, between LBREP Wyndham Mezzanine, LLC. and the Company’s subsidiaries that are party thereto.

*	Filed herewith.